EXHIBIT 2.1











                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                         GT INTERACTIVE SOFTWARE CORP.,

                            GT ACQUISITION SUB, INC.,

                             WIZARDWORKS GROUP, INC.

                                       AND

                                THE STOCKHOLDERS

                                  June 24, 1996




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                      AGREEMENT AND PLAN OF REORGANIZATION



     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered into as of this 24th day of June, 1996, by and among GT Interactive Software
Corp., a Delaware corporation ("GT"), GT Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of GT ("GT Sub"), WizardWorks Group, Inc., a Minnesota corporation ("WizardWorks"), and the stockholders listed on
Schedule 1 hereto (the "Stockholders").

                                    RECITALS

     A. The parties desire to merge GT Sub with and into WizardWorks (the "Merger"), in order to achieve certain synergies and efficiencies resulting from the combination of their respective businesses.

     B. The parties intend that, subject to the terms and conditions of this Agreement, GT Sub, a new Delaware corporation to be organized as a wholly-owned subsidiary of GT, will merge with and into WizardWorks, with WizardWorks to be the surviving corporation of the Merger, all pursuant to the terms and conditions of this Agreement and an Agreement of Merger substantially in the form of Exhibit A hereto (the "Agreement of Merger") and the applicable provisions of the Delaware General Corporation Law ("Delaware Law") and the corporate laws of the State of Minnesota. Upon the effectiveness of the Merger, all the issued and outstanding capital stock of GT Sub will be converted into ten shares of common stock, $1.00 par value per share, of WizardWorks and all the outstanding capital stock of WizardWorks will be converted into common stock of GT, $0.01 par value per share ("GT Common Stock"), as provided in this Agreement and the Agreement of Merger.

     C. The Merger is intended to be treated as (i) a reorganization pursuant to the provisions of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code"), and (ii) a "pooling of interests" for accounting purposes.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

1.   DEFINITIONS

     "Acquisition  Proposal"  shall have the  meaning  ascribed to it in Section
5.9.

     "Adjustment Event" shall have the meaning ascribed to it in Section 2.1(b).


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     "Affiliate" shall have the meaning ascribed to it in Section 3.26.

     "Agreement" shall have the meaning ascribed to it in the Recitals.

     "Agreement of Merger" shall have the meaning ascribed to it in the Recitals.

     "Annual Report" shall have the meaning ascribed to it in Section 4.11.

     "Associate" shall have the meaning ascribed to it in Section 3.26.

     "Balance Sheet" shall have the meaning ascribed to it in Section 3.9.

     "Balance Sheet Date" shall have the meaning ascribed to it in Section 3.10.

     "Best  Knowledge  of GT" shall have the  meaning  ascribed to it in Section
4.4.

     "Best  Knowledge of WizardWorks"  shall have the meaning  ascribed to it in
Section 3.6.

     "CERCLA" shall have the meaning ascribed to it in Section 3.25.

     "Closing" shall have the meaning ascribed to it in Section 7.1.

     "Closing Date" shall have the meaning ascribed to it in Section 7.1.

     "COBRA" shall have the meaning ascribed to it in Section 3.9.

     "Code" shall have the meaning ascribed to it in the Recitals.

     "Common control" shall have the meaning ascribed to it in Section 3.9.

     "Consenting corporation" shall have the meaning ascribed to it in Section 3.16.

     "Contaminant" shall have the meaning ascribed to it in Section 3.25.


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     "Contractual  Obligations" shall have the meaning ascribed to it in Section
3.12.

     "Controlled group of corporations" shall have the meaning ascribed to it in
Section 3.9.

     "Delaware Law" shall have the meaning ascribed to it in the Recitals.

     "Disposal" shall have the meaning ascribed to it in Section 3.25.

     "Effective Time" shall have the meaning ascribed to it in Section 2.1.

     "Employee  Benefit  Plan" shall have the meaning  ascribed to it in Section
3.9.

     "Employment  Agreements"  shall have the meaning  ascribed to it in Section
3.1.

     "ERISA" shall have the meaning ascribed to it in Section 3.9.

     "ERISA Affiliate" shall have the meaning ascribed to it in Section 3.9.

     "Escrow Agreement" shall have the meaning ascribed to it in Section 2.7.

     "Excess  parachute  payments"  shall  have the  meaning  ascribed  to it in
Section 3.16.

     "Financial  Statements"  shall have the  meaning  ascribed to it in Section
3.4.

     "Governmental Entity" shall have the meaning ascribed to it in Section 3.3.

     "GT" shall have the meaning ascribed to it in the Recitals.

     "GT Balance  Sheet  Date" shall have the meaning  ascribed to it in Section
4.6.

     "GT Common Stock" shall have the meaning ascribed to it in the Recitals.

     "GT Disclosure  Schedule" shall have the meaning  ascribed to it in Article
4.

     "GT Parties" shall have the meaning ascribed to it in Section 11.2.

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     "GT Preferred Stock" shall have the meaning ascribed to it in Section 4.2.

     "GT Sub" shall have the meaning ascribed to it in the Recitals.

     "GT Sub Common Stock" shall have the meaning ascribed to it in Section 2.1.

     "Hazardous chemical" shall have the meaning ascribed to it in Section 3.25.

     "Hazardous  Materials"  shall have the  meaning  ascribed  to it in Section
3.25.

     "Hazardous  substance"  shall have the  meaning  ascribed  to it in Section
3.25.

     "Indemnified party" shall have the meaning ascribed to it in Section 11.4.

     "Indemnifying party" shall have the meaning ascribed to it in Section 11.4.

     "Intellectual  Property  Rights"  shall have the meaning  ascribed to it in
Section 3.17.

     "Invention  Agreements"  shall have the  meaning  ascribed to it in Section
3.1.

     "Leased employee" shall have the meaning ascribed to it in Section 3.9.

     "Material" shall have the meaning ascribed to it in Section 3.1.

     "Material Adverse Effect" shall have the meaning ascribed to it in Section 3.1.

     "May Merger" shall have the meaning ascribed to it in Section 3.16.

     "Merger" shall have the meaning ascribed to it in the Recitals.

     "Multiemployer plan" shall have the meaning ascribed to it in Section 3.9.

     "Noncompetition  Agreements"  shall  have  the  meaning  ascribed  to it in
Section 3.1.


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     "Pension Plan" shall have the meaning ascribed to it in Section 3.9.

     "Permits" shall have the meaning ascribed to it in Section 3.5.

     "Person" shall have the meaning ascribed to it in Section 3.8.

     "Pollutant" shall have the meaning ascribed to it in Section 3.25.

     "Pre-Closing Period" shall have the meaning ascribed to it in Section 3.16.

     "Prohibited transaction" shall have the meaning ascribed to it in Section 3.9.

     "Prospectus" shall have the meaning ascribed to it in Section 4.11.

     "Registration  Rights  Agreement"  shall have the meaning ascribed to it in
Section 3.1.

     "Release" shall have the meaning ascribed to it in Section 3.25

     "Returns" shall have the meaning ascribed to it in Section 3.16.

     "Shares" shall have the meaning ascribed to it in Section 2.1(b).

     "Stockholders" shall have the meaning ascribed to it in the Recitals.

     "Stockholders Agreements" shall have the meaning ascribed to it in Section 3.3.

     "Surviving  Corporation"  shall have the meaning  ascribed to it in Section
2.2

     "Tax" shall have the meaning ascribed to it in Section 3.16.

     "Taxes" shall have the meaning ascribed to it in Section 3.16.

     "Threatened release" shall have the meaning ascribed to it in Section 3.25.

     "Toxic chemical" shall have the meaning ascribed to it in Section 3.25.

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     "Toxic substance" shall have the meaning ascribed to it in Section 3.25.

     "Transaction  Documents"  shall have the meaning  ascribed to it in Section
3.1.

     "Transferee" shall have the meaning ascribed to it in Section 3.15.

     "WizardWare" shall have the meaning ascribed to it in Section 3.16.

     "WizardWorks" shall have the meaning ascribed to it in the Recitals.

     "WizardWorks Affiliate Agreements" shall have the meaning ascribed to it in
Section 5.4.

     "WizardWorks Common Stock" shall have the meaning ascribed to it in Section 2.1.

     "WizardWorks  Disclosure Schedule" shall have the meaning ascribed to it in
Section 3.

     "WizardWorks  Development  Tools" shall have the meaning  ascribed to it in
Section 3.19.

     "WizardWorks IP Rights" shall have the meaning ascribed to it in Section 3.17.

     "WizardWorks IP Rights Agreements" shall have the meaning ascribed to it in
Section 3.17.

     "WizardWorks  Products"  shall have the  meaning  ascribed to it in Section
3.18.

     "WizardWorks Stock" shall have the meaning ascribed to it in Section 3.2.

2.   PLAN OF REORGANIZATION

     2.1 The Merger. Subject to the terms and conditions of this Agreement, GT Sub will be merged with and into WizardWorks pursuant to this Agreement and the Agreement of Merger and in accordance with applicable provisions of Delaware Law and the corporate laws of the State of Minnesota as follows:

         (a) Capital Stock of GT Sub. The shares of common stock of GT Sub, $.01 par value per share (the "GT Sub Common Stock"), that are issued and outstanding immediately prior to the date and time of filing of the Agreement of Merger with the Secretary of State of the State of Delaware and the Secretary of

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State of the State of Minnesota (the time of the last to occur be referred to as the "Effective Time"), by virtue of the Merger and without any further action on the part of any holder thereof, will be converted into ten shares of validly issued, fully paid and non-assessable share of common stock of WizardWorks, $1.00 par value per share ("WizardWorks Common Stock").

         (b) Conversion of Shares. The shares of WizardWorks Common Stock that are issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger at the Effective Time and without any further action on the part of any holder thereof, be converted into 2.35 million shares (the "Shares") of validly issued, fully paid and nonassessable GT Common Stock. Shares of capital stock of WizardWorks held by it in its treasury will not be deemed outstanding for purposes of this Agreement and will not be converted into shares of GT Common Stock, cash or any other property.

         If prior to the Effective Time, the outstanding shares of WizardWorks Common Stock or GT Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, stock split, combination or readjustment, or a stock dividend thereon shall be declared with a record date within such period (the "Adjustment Event"), the number and kind of shares of GT Common Stock to be issued and delivered as provided in this Agreement shall be appropriately adjusted for each Adjustment Event.

     2.2 Effects of the Merger. At the Effective Time: (a) the separate existence of GT Sub will cease and GT Sub will be merged with and into WizardWorks, and WizardWorks will be the surviving corporation of the Merger (the "Surviving Corporation"), pursuant to the terms of this Agreement and the Agreement of Merger; (b) the Certificate of Incorporation of WizardWorks immediately prior to the Effective Time will be the Certificate of Incorporation of the Surviving Corporation; (c) the Bylaws of WizardWorks immediately prior to the Effective Time will be the Bylaws of the Surviving Corporation; (d) the directors of GT Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation; (e) the officers of WizardWorks immediately prior to the Effective Time will be the officers of the Surviving Corporation; (f) each share of GT Sub Common Stock outstanding immediately prior to the Effective Time will be converted as provided in Section 2.1(a); (g) each share of WizardWorks Common Stock outstanding immediately prior to the Effective Time will be converted as provided in Section 2.1(b); and (h) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law, including, without limitation, Delaware Law and the corporate laws of the State of Minnesota.


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     2.3  Reorganization.  The parties  intend to adopt this  Agreement  and the
Merger as a plan of reorganization under Section 368(a)(1) of the Code. GT represents as of the date of this Agreement, and as of the Closing Date, that it
presently  intends  to  continue   WizardWorks'   historic  business  or  use  a
significant portion of WizardWorks' business assets in a trade or business within the meaning of Treasury Regulation Section 1.368- 1(d). WizardWorks represents that WizardWorks operates at least one historic business and/or owns a significant portion of its historic business assets within the meaning of Treasury Regulation Section 1.368-1(d).

     2.4 Pooling of Interests. The parties intend that the Merger be treated as a "pooling of interests" for accounting purposes. The affiliates of WizardWorks shall execute and deliver Affiliates Agreements, as contemplated by Section 5.4, below, to ensure compliance by such affiliates with the restrictions required to allow such accounting treatment to be utilized.

     2.5 Exchange of Certificates.

         (a) Surrender. Subject to the Escrow Agreement (as hereinafter defined) and to the escrow deposit required by Section 2.7, at the Closing, the Stockholders shall surrender to GT, in accordance with this Agreement and the Agreement of Merger, certificates representing all of the issued and outstanding shares of WizardWorks Common Stock, together with duly executed stock powers and shall receive, in accordance with this Agreement, certificates representing the shares of GT Common Stock.

         (b) No Further Ownership Rights in WizardWorks Common Stock. All shares of GT Common Stock issuable upon the surrender of the shares of WizardWorks Common Stock in accordance with the terms of this Agreement and the Agreement of Merger shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of WizardWorks Common Stock; after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of WizardWorks Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing shares of WizardWorks Common Stock are presented to the Surviving Corporation for any reason, they shall be cancelled pursuant hereto and to the Agreement of Merger.

     2.6 Lost, Stolen or Destroyed Certificates. In the event any certificates representing shares of WizardWorks Common Stock shall have been lost, stolen or destroyed, GT shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof,

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such  shares of GT Common  Stock as may be  required  pursuant  to Section  2.5;
provided, however, that GT may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against GT with respect to the certificates alleged to have been lost, stolen or destroyed.

     2.7 Escrow of Shares. At the Effective Time, GT shall deposit 10% of the Shares with an escrow agent to be held and disbursed by such agent in accordance with the escrow agreement among GT, a representative of the Stockholders and Republic National Bank of New York, as escrow agent (the "Escrow Agreement"). Such Shares shall be deducted pro rata from the Shares allocable to each Stockholder.

3.   REPRESENTATIONS AND WARRANTIES OF WIZARDWORKS AND THE STOCKHOLDERS

     Except as set forth in Schedule 2 hereto (the "WizardWorks Disclosure Schedule"), WizardWorks and each of the Stockholders, jointly and severally (except as otherwise specifically provided in this Section 3), hereby represent and warrant to GT Sub and GT that:

     3.1 Organization; Good Standing; Qualification and Power. WizardWorks is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is presently being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect on WizardWorks. The WizardWorks Disclosure Schedule sets forth a correct and complete list of each jurisdiction in which WizardWorks is duly qualified and in good standing to do business. WizardWorks has delivered to GT or its counsel complete and correct copies of the certificates or articles of incorporation and bylaws of WizardWorks, in each case as amended to the date of this Agreement.

     In this Agreement, any reference to any event, change or effect being "material" with respect to any entity means any material event, change or effect related to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of such entity. In this Agreement, the term "Material Adverse Effect" used in connection with a party means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, businesses,

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operations,  results of operations or prospects of such party or to such party's ability to perform  its  obligations  as  contemplated  in this  Agreement,  the
Agreement  of  Merger,  the  Registration   Rights  Agreement  among  Robert  J.
Armstrong, Paul D. Rinde, W. Terry Olson and GT (the "Registration Rights Agreement"), the Employment Agreements between GT and each of Robert J. Armstrong and Paul D. Rinde (the "Employment Agreements"), the Invention Agreements between GT and each of Robert J. Armstrong, Paul D. Rinde and the employees identified on the WizardWorks Disclosure Schedule (the "Invention Agreements") and the Noncompetition Agreements among each of Robert J. Armstrong and Paul D. Rinde and each of the employees identified on the WizardWorks Disclosure Schedule and GT (the "Noncompetition Agreements"), the Escrow Agreement (collectively, the "Transaction Documents") or any of the other documents or agreements contemplated hereby or thereby.

     3.2 Capital Structure.

         (a) Stock and Options. The authorized capital stock of WizardWorks consists of 100,000 shares of WizardWorks Common Stock, $1.00 par value per share (the "WizardWorks Common Stock"). As of the date hereof, 25,281 shares of WizardWorks Common Stock are issued and outstanding, all of which are owned by the Stockholders in such amounts as set forth on Schedule 1 hereto. As of the date hereof, no shares of WizardWorks Common Stock are held by WizardWorks in its treasury. All outstanding shares of WizardWorks Common Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights.

         (b) Title to the WizardWorks Common Stock. Each Stockholder represents, severally and not jointly, that such Stockholder owns beneficially and of record such WizardWorks Common Stock in the amount set forth for such Stockholder on
Schedule 1 and that such Stockholder has good, valid and marketable title to such WizardWorks Common Stock, free and clear of all liens, security interests and other encumbrances, including, without limitation, any which affect transferability.

         (c) No Other Commitments. There are no options, warrants, calls, rights, commitments, conversion rights or agreements of any character to which WizardWorks or, to the Best Knowledge of WizardWorks, any of the Stockholders is a party or by which WizardWorks or, to the Best Knowledge of WizardWorks, any of the Stockholders is bound, obligating WizardWorks or any of the Stockholders to issue, deliver or sell or offer to sell, or cause to be issued, delivered or sold or offer to sell, any shares of capital stock of WizardWorks or securities convertible into or exchangeable for shares of capital stock of WizardWorks, or obligating WizardWorks or any of the Stockholders to grant, extend or enter into any such option, warrant, call, right, commitment, conversion right or agreement. There are no voting

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trusts or other  agreements or  understandings  to which  WizardWorks or, to the
Best Knowledge of WizardWorks, any of the Stockholders is a party with respect to the voting of the capital stock of WizardWorks.

     3.3 Authority.

         (a) Corporate Action. WizardWorks has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement and the Merger by the stockholders of WizardWorks, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement and the Agreement of Merger. Each of the Stockholders represents, severally and not jointly, that such Stockholder has all requisite power, legal capacity and authority to enter into this Agreement, the Registration Rights Agreement, the Employment Agreement, the Invention Agreement, the Escrow Agreement and the NonCompetition Agreement to which he is a party (collectively, the "Stockholders' Agreements"), to perform his obligations hereunder and thereunder and to consummate the Merger and the other transactions contemplated by this Agreement and the Agreement of Merger. The execution and delivery of this Agreement and the Agreement of Merger by WizardWorks and each of the Stockholders, the consummation by WizardWorks of the Merger and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of WizardWorks. The Transaction Documents to which WizardWorks is a party have been duly executed and delivered by WizardWorks and are the valid and binding obligations of WizardWorks, enforceable against WizardWorks in accordance with their terms, except that such enforceability may be subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity). The Transaction Documents to which each Stockholder is a party have been duly executed and delivered by such Stockholder and are the valid and binding obligations of each of the Stockholders, enforceable against each such Stockholder in accordance with their terms except that such enforceability may be subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         (b) No Conflict. (i) Neither the execution, delivery and performance of the Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the provisions hereof or thereof will conflict with, or result in any violations of, or cause a default

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(with or  without  notice or lapse of time,  or both)  under,  or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of WizardWorks or the WizardWorks Stock under any term, condition or provision of (x) the certificate of incorporation or bylaws of WizardWorks, (y) any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, or (z) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to WizardWorks or, as to any Stockholder, severally and not jointly, such Stockholders or its or his respective properties or assets other than those that would not have a Material Adverse Effect.

         (ii) The consummation of the May Merger (as defined below) did not conflict with, result in a breach or violation of, cause a default (with or without notice or lapse of time or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of WizardWare (as defined below) under any term, condition or provision of (x) any loan or credit agreement, note, bond, mortgage, license, indenture, lease or agreement to which WizardWare or any of its stockholders was a party or by which WizardWare or any of its stockholders or any of its respective properties or assets were bound, (y) any judgment, writ, injunction, order or decree of any governmental entity to which WizardWare or any of its stockholders or its respective properties or assets were bound or (z) any statute, law, ordinance, rule or regulation applicable to WizardWare or any of its stockholders or its respective properties or assets.

         (c) Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "Governmental Entity"), is required to be obtained by WizardWorks or, as to any Stockholder, severally and not jointly, such Stockholder, in connection with the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereby, except for: (i) the filing of the Agreement of Merger with the Secretary of State of the State of Delaware and Minnesota and the filing of the appropriate documents with the relevant authorities of other states in which WizardWorks is qualified to do business; (ii) such filings, authorizations, orders and approvals as may be required under foreign laws and federal and state securities laws (all of which are listed in the WizardWorks Disclosure Schedule); and (iii) where the failure to obtain such consents, approvals and the

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like,  would not prevent or delay the  consummation  of the Merger or  otherwise prevent WizardWorks, as to any Stockholder, severally and not jointly, such Stockholder from performing its or his obligations under the Transaction Documents and would not have a Material Adverse Effect on WizardWorks.

     3.4 Financial Statements. The audited combined financial statements of WizardWorks for fiscal years ended March 31, 1995 and 1996 (together, the "Financial Statements"), provided to GT by WizardWorks, comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto) and fairly present the combined financial position of WizardWorks as at the respective dates thereof and the results of its operations and cash flows for the respective periods then ended.

     3.5 Compliance with Applicable Laws. Except as disclosed in the WizardWorks Disclosure Schedule, the business of WizardWorks is not being conducted in violation of any law, ordinance, regulation, rule or order of any Governmental Entity where such violation would have a Material Adverse Effect on WizardWorks. Except as disclosed in the WizardWorks Disclosure Schedule, there is currently no investigation or review by a Governmental Entity with respect to WizardWorks pending or, to the Best Knowledge of WizardWorks, threatened, nor has any Governmental Entity notified WizardWorks or any of the Stockholders of its or his intention to conduct the same. WizardWorks has all permits, licenses, approvals, orders, and franchises from Governmental Entities ("Permits") required to conduct its businesses as now being conducted, other than Permits the failure of which to obtain would not have a Material Adverse Effect on WizardWorks. All of WizardWorks' Permits are in full force and effect and no violations thereunder have been recorded.

     3.6 Litigation. Except as disclosed in the WizardWorks Disclosure Schedule, there is no suit, action, arbitration, demand, claim, dispute, investigation or proceeding pending or, to the best knowledge of WizardWorks and each of the Stockholders upon due inquiry (the "Best Knowledge of WizardWorks"), threatened, against WizardWorks or, as to any Stockholder, severally and not jointly, such Stockholder; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against WizardWorks or, as to any Stockholder, severally and not jointly, such Stockholder, that, (i) individually or in the aggregate, could have a Material Adverse Effect on WizardWorks or (ii) have an adverse effect on the ability of WizardWorks or such Stockholder to perform its or his respective obligations under the Transaction Documents or under any documents contemplated thereby. No injunction, writ, temporary restraining order, decree or order of any nature has been issued by any court or other Governmental Entity against WizardWorks or, as to any Stockholder, severally and not jointly, such Stockholder purporting to enjoin or restrain the execution, delivery or performance of any of the Transaction Documents or any documents contemplated thereby. WizardWorks has delivered to GT or its counsel correct and complete copies of all correspondence prepared by its counsel for WizardWorks' auditors in connection with the last three completed audits of WizardWorks' financial statements and any such correspondence since the date of the last such audit.

     3.7 Title to Properties. The WizardWorks Disclosure Schedule sets forth a correct and complete list of real property owned or leased by WizardWorks. WizardWorks has good record and marketable title in fee simple to, or holds interest as lessee under leases in full force and effect in, all real property used in connection with its business or otherwise owned or leased by WizardWorks, except for such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect on WizardWorks or any of the Stockholders.

     3.8 Subsidiaries. WizardWorks has no subsidiaries. Except as disclosed in the WizardWorks Disclosure Schedule, WizardWorks does not directly or indirectly own nor has it made any invest- ment in any of the capital stock of, or any other proprietary interest in, any other Person. "Person" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

     3.9 Employee Benefit Plans and Employment Matters.

         (a) Except as listed on the WizardWorks Disclosure Schedule, neither WizardWorks nor any ERISA Affiliate maintains any Employee Benefit Plans. "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA") and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits to any current or former officer, employee or consultant (or to any dependent or beneficiary thereof), of WizardWorks or any ERISA Affiliate, which are now or have been maintained by WizardWorks or any ERISA Affiliate or under which WizardWorks or any ERISA Affiliate has any obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements. "ERISA Affiliate" means any entity (whether or not incorporated) other than WizardWorks that, together with WizardWorks, is or was a member of a controlled group of corporations within the meaning of Section 414(b) of the Code, of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code, or of an affiliated service group within the meaning of Section 414(m) of the Code.

         WizardWorks has delivered to GT or its counsel prior to the date hereto true and complete copies of (i) any employment agreements and any procedures and policies relating to the employment of employees of WizardWorks and the use of temporary employees and independent contractors by WizardWorks (including summaries of any procedures and policies that are unwritten), (ii) all Employee Benefit Plans and related trust agreements, insurance and other contracts, summary plan descriptions and summaries of material modifications and communications distributed to the participants of each Plan, (iii) to the extent annual reports on Form 5500 are required with respect to any Employee Benefit Plan, the three most recent annual reports and attached schedules for each Employee Benefit Plan as to which such report is required to be filed and (iv) where applicable, the most recent (A) opinion or determination letter, (B) audited financial statements and (C) actuarial valuation reports for each Employee Benefit Plan.

         (b) Neither WizardWorks nor any ERISA Affiliate maintains or has ever maintained an Employee Benefit Plan subject to Title IV of ERISA.

         (c) To the Best Knowledge of WizardWorks, with respect to each Employee Benefit Plan, (i) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code, respectively) has at any time engaged in a transaction which could subject GT or WizardWorks, directly or indirectly, to a tax, penalty or liability for prohibited transactions imposed by ERISA or the Code and (ii) no fiduciary (as defined in Section 3(21) of ERISA) has breached any of the responsibilities or obligations imposed upon the fiduciary under Title I of ERISA.

         (d) To the Best Knowledge of WizardWorks, each Employee Benefit Plan is and has been operated in compliance with its terms and all applicable laws, and by its terms can be amended and/or terminated at any time. As of and including the date of the Closing, WizardWorks shall have made all contributions required to be made by it up to and including the date of the Closing with respect to each Employee Benefit Plan, or adequate accruals therefor will have been provided for and will be reflected on the audited Balance Sheet of WizardWorks as at March 31, 1996 provided to GT by WizardWorks (the "Balance Sheet").

         (e) Neither WizardWorks nor any Stockholder has received or is aware of any actions, claims (other than routine claims for benefits), lawsuits or arbitrations pending or, to the best knowledge of WizardWorks and each of the Stockholders, threatened with respect to any Employee Benefit Plan or against any fiduciary of any Employee Benefit Plan, and neither WizardWorks nor any Stockholder has knowledge of any facts that could give rise to any such actions, claims, lawsuits or arbitrations. To the Best Knowledge of WizardWorks, there has not occurred any circumstances by reason of which WizardWorks may be liable for an act, or a failure to act, by a fiduciary with respect to any Employee Benefit Plan.

         (f) No Employee Benefit Plan provides for medical or health benefits (through insurance or otherwise) or provided for the continuation of such benefits or coverage for any participant or any dependent or beneficiary of any participant after such participant's retirement or other termination of employment except as may be required by Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code ("COBRA").

         (g) Neither WizardWorks nor any ERISA Affiliate has ever contributed to, or withdrawn in a partial or complete withdrawal from, any "multiemployer plan" (as defined in Section 3(37) of ERISA) or has any fixed or contingent liability under Section 4204 of ERISA.

         (h) No Employee Benefit Plan is a "multiple employer plan" as described in Section 3(40) of ERISA or Section 413(c) of the Code.

         (i) No Employee Benefit Plan, other than a "pension plan" within the meaning of Section 3(2) of ERISA ("Pension Plan"), is funded through a trust intended to be exempt from tax pursuant to Section 501 of the Code.

         (j) Except as required by law, neither WizardWorks nor any Stockholder has proposed or has agreed to any changes to any Employee Benefit Plan that would cause an increase in benefits under any such Employee Benefit Plan (or the creation of new benefits) or change any employee coverage which would cause an increase in the expense of maintaining any such Plan.

         (k) The WizardWorks Disclosure Schedule lists all employees of WizardWorks as of May 22, 1996, their salaries as of the date of this Agreement and the date and amount of their most recent salary increases. Except as provided in the WizardWorks Disclosure Schedule, no person or entity has an employment, severance or independent contractor agreement with WizardWorks.

No "leased employee" (within the meaning of Section 414(n) or (o) of the Code) performs any material services for WizardWorks.

         Except as specifically provided in the Employment Agreements, the consummation of the transactions contemplated by the Transaction Documents will not result in (i) any payment (including, without limitation, severance, unemployment compensation, golden parachute or bonus payments or otherwise) becoming due to any director, officer, employee or consultant of WizardWorks,
(ii) any increase in the amount of compensation or benefits payable in respect of any director, officer, employee or consultant of WizardWorks, or (iii) accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any director, officer, employee or consultant of WizardWorks. No Employee Benefit Plan provides benefits or payments contingent upon, triggered by or increased as a result of, a change in the ownership or effective control of WizardWorks.

         (l) WizardWorks is in compliance with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters, except where non-compliance would not have a Material Adverse Effect on WizardWorks.

         (m) WizardWorks has good labor relations and has no knowledge of any facts indicating that the consummation of the transactions contemplated hereby will have an adverse effect on labor relations, and has no knowledge that any of its key employees intends to leave its employ.

         (n) WizardWorks is not engaged in any unfair labor practice. Except as set forth in the WizardWorks Disclosure Schedule, there is (a) no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the Best Knowledge of WizardWorks, threatened; (b) no strike, labor dispute, slowdown or stoppage pending or, to the Best Knowledge of WizardWorks, threatened against WizardWorks; (c) WizardWorks is not a party to any collective bargaining agreement or contract; (d) no union representation question existing with respect to the employees of WizardWorks; and (e) no union organizing activities are taking place.

     3.10 Absence of Undisclosed Liabilities. At March 31, 1996 (the "Balance Sheet Date"), WizardWorks had no direct or indirect liabilities or obligations of any nature (matured or unmatured, fixed or contingent) other than those adequately reflected or reserved against on the consolidated balance sheet of WizardWorks at the Balance Sheet Date, and any such liabilities or obligations incurred since the Balance Sheet Date were incurred in the ordinary course of business consistent with prior practice, none of which are, individually or in the aggregate, material.

     3.11 Absence of Certain Changes or Events. Except as disclosed in the WizardWorks Disclosure Schedule, since the Balance Sheet Date there has not occurred:

         (a) any change in the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations that could reasonably constitute a Material Adverse Effect;

         (b) any amendments or changes in the Certificate of Incorporation or Bylaws;

         (c) any damage, destruction or loss, whether covered by insurance or not which would constitute a Material Adverse Effect;

         (d) any redemption, repurchase or other acquisition of shares of WizardWorks Common Stock by WizardWorks (other than pursuant to arrangements with terminated employees or consultants), or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to WizardWorks Common Stock;

         (e) any increase in or modification of the compensation or benefits payable or to become payable by WizardWorks to any of its directors, employees or consultants;

         (f) any modification of any term of benefits payable under, any Employee Benefit Plan;

         (g) any acquisition or sale of a material amount of property or assets of WizardWorks other than in the ordinary course of business consistent with past practice, or by WizardWorks of any property or assets of any of the Stockholders;

         (h) any (A) incurrence, assumption or guarantee by WizardWorks of any debt for borrowed money; (B) issuance or sale of any securities convertible into or exchangeable for debt securities of WizardWorks; or (C) issuance or sale of options or other rights to acquire from WizardWorks, directly or indirectly, debt securities of WizardWorks or any securities convertible into or exchangeable for any such debt securities;

         (i) any creation or assumption by WizardWorks of any mortgage, pledge, material security interest or lien or other encumbrance on any asset other than those on any asset having a value less than $10,000;

         (j) any making of any loan, advance or capital contri- bution to or investment in any person other than travel loans or advances made in the ordinary course of business of WizardWorks;

         (k) any entering into, amendment of, relinquishment, termination or non-renewal by WizardWorks of any contract, lease transaction, commitment or other right or obligation, other than as disclosed in the WizardWorks Disclosure Schedule and except for purchase and sale commitments entered into in the ordinary course of business, consistent with past practice;

         (l) any transfer or grant of a right under the WizardWorks IP Rights (as such term is hereinafter defined) other than sublicenses of WizardWorks Product to end users in the ordinary course of business;

         (m) any labor dispute or charge of unfair labor practice (other than routine individual grievances), to the Best Knowledge of WizardWorks, any activity or proceeding by a labor union or representative thereof to organize any employees of WizardWorks or any campaign being conducted to solicit authorization from employees to be represented by such labor union; or

         (n) any agreement or arrangement made by WizardWorks to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement untrue or incorrect as of the date when made unless otherwise disclosed.

     3.12 Agreements. The WizardWorks Disclosure Schedule sets forth a list of any of the following written or oral contracts, agreements and other instruments ("Contractual Obligations") entered into by WizardWorks, copies of each of which have been delivered to GT or its counsel:

         (a) contract with or commitment to any labor union;

         (b) continuing contract for the future purchase, sale or manufacture of products, material, supplies, equipment or services requiring payment to or from WizardWorks in an amount in excess of $25,000 per annum which is not terminable on 30 days' or less notice without cost or other liability at or at any time after the Effective Time or in which WizardWorks has granted or received manufacturing rights, most favored nation pricing provisions or exclusive marketing rights relating to any product, group of products or territory;

         (c) contract providing for the development of software for, or license of software to, WizardWorks, which software is used or incorporated in any WizardWorks Product (as such term is hereinafter defined), or other Intellectual Property Rights, including but not limited to rights of publicity, used or incorporated in a WizardWorks Product;

         (d) joint venture contract or agreement which has involved or is reasonably expected to involve a sharing of profits or losses in excess of $25,000 per annum with any other party;

         (e) contract or commitment for the employment of any officer, employee or consultant, severance agreement, non-competition agreement, non-disclosure agreement, agreement requiring a change of control or parachute payments, or any other type of contract or understanding with any officer, employee or consultant which is not immediately terminable without cost or other liability;

         (f) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

         (g) lease or other agreement under which WizardWorks is lessee of or holds or operates any items of tangible personal property or real property owned by any third party and under which payments to such third party exceed $25,000 per annum;

         (h) agreement or arrangement for the sale of any assets, properties or rights having a value in excess of $25,000;

         (i) agreement which restricts WizardWorks or any of the Stockholders from engaging in any aspect of its business or competing in any line of business in any geographic area;

         (j) WizardWorks IP Rights Agreement (as such term is hereinafter defined); or

         (k) agreement between WizardWorks and any of the Stockholders.

     3.13 Trade Relations. The WizardWorks Disclosure Schedule lists the top ten customers of WizardWorks for calendar years 1994 and 1995 (in decreasing order of sales and setting forth both gross and net sales by such customers). Except as disclosed in the WizardWorks Disclosure Schedule, to the Best Knowledge of WizardWorks, there exists no actual or threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of WizardWorks or WizardWorks' business with any customer or any group of customers whose purchases are individually or in the aggregate material to the business of WizardWorks, or with any material supplier and to the Best Knowledge of WizardWorks, no such termination, cancellation, or limitation, or any adverse modification or change will arise as a result of the execution, delivery or performance of the Transaction Documents by WizardWorks or any of the Stockholders.

     3.14  No  Defaults.  Except  as  disclosed  in the  WizardWorks  Disclosure
Schedule, neither WizardWorks nor, as to any Stockholder, severally and not jointly, such Stockholder is in default under, and there exists no event, condition or occurrence and none would result from the execution, delivery and performance by WizardWorks or such Stockholder of the Transaction Documents and the transactions contemplated thereby, which, after notice or lapse of time, or both, would constitute such a default by WizardWorks or such Stockholder under, any material contract or agreement to which WizardWorks or such Stockholder is a party.

     3.15 Outstanding Borrowings. The WizardWorks Disclosure Schedule sets forth
(a) the amount of all outstanding borrowings of WizardWorks as of June 21 (which amount has not changed since such date), (b) any liens that relate to such outstanding borrowings and that encumber the assets of WizardWorks and (c) the name of each lender thereof.

     3.16 Taxes. (a) WizardWorks has timely filed with the appropriate taxing authorities all returns and reports in respect of Taxes ("Returns") required to be filed (taking into account any extension of time to file granted to or on behalf of WizardWorks). The information on such Returns is complete and accurate in all respects. Except as set forth on the WizardWorks Disclosure Schedule, WizardWorks has paid on a timely basis all Taxes (whether or not shown on any Return) due and payable. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of WizardWorks.

         (b) No unpaid (or unreserved in accordance with generally accepted accounting principles applied on a consistent basis) deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority with respect to Wizardworks for any Pre-Closing Period, and there are no pending or, to the Best Knowledge of WizardWorks, threatened, audits, investigations or claims for or relating to any liability in respect of Taxes of WizardWorks. WizardWorks has not requested any extension of time within which to file any currently unfiled returns in respect of any Taxes and no extension of a statute of limitations relating to any Taxes is in effect with respect to WizardWorks.

         (c) (i) WizardWorks has made or will make provision for all Taxes payable by WizardWorks with respect to any PreClosing Period which are not payable prior to the Closing Date; (ii) the provisions for Taxes with respect to WizardWorks for the

Pre-Closing Period (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) are adequate to cover all Taxes with respect to such period; (iii) WizardWorks has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party; (iv) all material elections with respect to Taxes affecting WizardWorks as of the date hereof are set forth in Schedule 3.16 hereto; (v) Wizardworks is not a "consenting corporation" under Section 341(f) of the Code or any corresponding provision of state, local or foreign law; (vi) there are no private letter rulings in respect of any Tax pending between WizardWorks and any taxing authority; (vii) WizardWorks owns no interest in real property in the State of New York; (viii) WizardWorks has never been a member of an affiliated group within the meaning of Section 1504 of the Code, or filed or been included in a combined, consolidated or unitary return of any Person other than WizardWorks; (ix) WizardWorks is not liable for Taxes of any other Person, or is currently under any contractual obligation to indemnify any Person with respect to Taxes, or is a party to any tax sharing agreement or any other agreement providing for payments by Wizardworks with respect to Taxes; (x) WizardWorks is not, and has not been, a real property holding corporation (as defined in
Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (xi) WizardWorks is not a person other than a United States person within the meaning of the Code; (xii) WizardWorks is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes; (xiii) WizardWorks has not entered into any sale leaseback or any leveraged lease transaction that fails to satisfy the requirements of Revenue Procedure 75-21 (or similar provisions of foreign law); (xiv) WizardWorks has not agreed or is required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) in taxable income, (xv) WizardWorks is not a party to any agreement, contract, arrangement or plan that would result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; (xvi) WizardWorks properly elected Subchapter S corporation status under Section 1361 of the Code (and any corresponding provision of applicable state law) as of the respective date set forth in Schedule 3.16 and has since qualified, and maintained its status, as a Subchapter S corporation for federal and state income tax purposes;
(xvii) the WizardWorks Disclosure Schedule contains a list of all jurisdictions to which any Tax is properly payable by Wizardworks; (xviii) WizardWorks is not a personal holding company within the meaning of Section 542 of the Code; (xix) WizardWorks has not made an election and is not required to treat any of its assets as owned by another Person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code (or any corresponding provision of state, local or foreign law).

         (d) The merger of WizardWare Group, Inc. ("WizardWare"), a Minnesota corporation, and Promotional Software Group, Inc., a Minnesota corporation, with and into ArmstrongOlson, Inc., a Minnesota corporation, pursuant to an Agreement and Plan of Merger filed with the Minnesota Secretary of State on May 10, 1996 (the "May Merger"), qualified as a statutory merger within the meaning of
Section 368(a)(l)(A) of the Code.

         As used herein, "Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto. As used herein, "Pre-Closing Period" means all taxable periods ending on or before the Closing Date and the portion ending on or before the Closing Date of any taxable period that includes (but does not end on) the Closing Date. As used herein, "WizardWorks" shall mean, individually and collectively, (i) WizardWorks and (ii) any individual, trust, corporation, partnership or other entity as to which WizardWorks may be liable for Taxes incurred by such individual or entity as a transferee or pursuant to any provision of federal, state, local or foreign law or regulations.

     3.17 Intellectual Property. Except in each case as disclosed in the WizardWorks Disclosure Schedule:

         (a) WizardWorks owns, or has the right to use, sell or license all Intellectual Property Rights (as such term is hereinafter defined) used in its business as presently conducted and as it is expected to be conducted as of the Effective Time (such Intellectual Property Rights being hereinafter collectively referred to as the "WizardWorks IP Rights") and such rights to use, sell or license are sufficient for such conduct of its business;

         (b) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any WizardWorks IP Right (the "WizardWorks IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any WizardWorks IP Right or impair the right of WizardWorks or the Surviving Corporation to use, sell or license any WizardWorks IP Right or portion thereof;

         (c) there are no royalties, honoraria, fees or other payments payable by WizardWorks to any person other than as set forth in the WizardWorks IP Rights Agreements listed in the WizardWorks Disclosure Schedule;

         (d) neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by WizardWorks or currently under development by WizardWorks violates any license or agreement between WizardWorks and any third party or infringes any Intellectual Property Right of any other party, and there is no pending or, to the Best Knowledge of WizardWorks, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any WizardWorks IP Right nor, to the Best Knowledge of WizardWorks, is there any basis for any such claim, nor has WizardWorks received any notice asserting that any WizardWorks IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the Best Knowledge of WizardWorks, is there any basis for any such assertion; and

         (e) WizardWorks has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all WizardWorks IP Rights. All officers, employees and consultants of WizardWorks have executed and delivered to WizardWorks an agreement regarding the protection of proprietary information and the assignment to WizardWorks of all Intellectual Property Rights arising from the services performed for WizardWorks by such persons and such Intellectual Property Rights are works made for hire and WizardWorks is the author and owner of all such rights under the Copyright Act of 1976, as amended. No current or prior officers, employees or consultants of WizardWorks claim or have a right to claim an ownership interest in any WizardWorks IP Rights as a result of having been involved in the development or licensing of such property while employed by or consulting to WizardWorks, or otherwise.

         The WizardWorks Disclosure Schedule sets forth a list of all applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by WizardWorks to perfect or protect its interest in WizardWorks IP Rights, including, without limitation, all patents, patent applications, trademarks and service marks, trademark and service mark applications, copyrights and copyright applications.

         As used herein, the term "Intellectual Property Rights" shall mean all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyright, copyright applications, franchises, licenses, inventories, know-how, trade secrets, customer lists, proprietary processes and formulae, all source and object code, algorithm, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

         (f) The WizardWorks Disclosure Schedule lists all of the Intellectual Property licenses held by WizardWorks; all such licenses are valid, enforceable and in full force and effect, and will continue to be so in all material respects on identical terms immediately following the Closing, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         (g) Except as set forth in the WizardWorks Disclosure Schedule, to the Best Knowledge of WizardWorks, there is no unauthorized use, infringement or misappropriation of any of WizardWorks' IP Rights by any third party, including any employee or former employee of WizardWorks.

         (h) WizardWorks owns, or has the right to use, sell or license all Intellectual Property Rights used in the business of WizardWare as conducted immediately prior to the effectiveness of the May Merger (collectively referred to as the "WizardWare IP Rights") and the consummation of the May Merger does not constitute a breach of any instrument or agreement governing any WizardWare IP Rights, did not and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any WizardWare IP Right or impair the right of WizardWorks to use, sell or license any WizardWare IP Right or a portion thereof.

     3.18 Products and Distribution. The WizardWorks Disclosure Schedule contains a complete list of all of the software products (listed by title, in order of aggregate sales receipts by WizardWorks in calendar 1995 from such title) published and/or distributed by WizardWorks (the "WizardWorks Products").

         The WizardWorks Disclosure Schedule sets forth, for each WizardWorks Product, the following: (i) a list of all contracts and agreements (including without limitation all development, trademark license, technology license, distribution or other agreement) relating to the WizardWorks Products; (ii) the advances paid or payable, and the royalties payable, to any third parties with respect to such WizardWorks Product; and (iii) a list of the third parties with distribution or publication rights to such WizardWorks Product together with a description of:
(A) the territory in which the third party has distribution rights; and (B) whether such distribution rights are exclusive or nonexclusive.

     3.19 Development Tools. The WizardWorks Disclosure Schedule contains a complete list of all material software development tools used or intended to be used by WizardWorks in the development of any of the WizardWorks Products, except for any such tools that are generally available and are used in their generally available form (such as standard compilers) (the "WizardWorks
Development Tools"). The WizardWorks Disclosure Schedule also sets forth, for each WizardWorks Development Tool: (a) for any WizardWorks Development Tool not entirely developed internally by WizardWorks employees, the identity of the independent contractors and consultants involved in such development and a list of the agreements with such independent contractors and consultants; (b) a list of any third parties with any rights to receive royalties or other payments with respect to such WizardWorks Development Tool, and a schedule of all such royalties payable; (c) a list of any restrictions on WizardWorks' unrestricted right to use and distribute such WizardWorks Development Tool; and (d) a list of all agreements with third parties for the use by such third party of such WizardWorks Development Tool. WizardWorks has sufficient right, title and interest in and to the WizardWorks Development Tools for the conduct of its business as currently conducted and as proposed to be conducted and, except as set forth on the WizardWorks Disclosure Schedule, all WizardWorks Development Tools are works made for hire and WizardWorks is the author and owner of all such WizardWorks Development Tools under the Copyright Act of 1976, as amended.

     3.20 Inventory and Returns. The inventory of WizardWorks (including that reflected on the Financial Statements) is, on the date hereof or was, prior to the sale thereof, subject to reserves established therefor as reflected in the Financial Statements, in merchantable condition, and suitable and usable or salable in the ordinary course of business for the purposes for which intended, and has been reflected on the Financial Statements and carried on the books of account of WizardWorks in accordance with generally accepted accounting principles consistently applied. Without limiting the generality of the foregoing, such inventory does not include any obsolete or defective materials or any excess stock items, except as have been reserved against as reflected on the Financial Statements. The reserves created by WizardWorks to cover returns have been calculated in accordance with generally accepted accounting principles consistently applied and are reflected on the Financial Statements and carried on the books of account of WizardWorks in accordance with generally accepted accounting principles consistently applied.

     3.21 Receivables and Payables. The accounts and notes receivable reflected on the Balance Sheet provided to GT by WizardWorks, and the accounts and notes receivable arising subsequent to the Balance Sheet Date, have arisen only from bona fide transactions in the ordinary course of WizardWorks' business, represent valid obligations to WizardWorks and have been collected or are collectible in full, net of any allowance for uncollectibles recorded on the Balance Sheet in a manner consistent with past practice, in the ordinary course of business without resort to litigation; and none of such accounts and notes receivable is or will at the date of the Closing be subject to any defense, counterclaim or setoff. There has been no material adverse change since the Balance Sheet Date in the amounts of accounts and notes receivable or the allowances with respect thereto, or accounts payable of WizardWorks, from that reflected in the Balance Sheet at such date.

     3.22 Fees and Expenses. Except as disclosed in the WizardWorks Disclosure Schedule, neither WizardWorks nor any of the Stockholders have paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

     3.23 Insurance. WizardWorks has in effect fire and casualty insurance policies listed in the WizardWorks Disclosure Schedule with the effective date and coverage amounts indicated thereon. Such insurance coverage and coverage amounts are adequate and customary for the business engaged in by WizardWorks. Except as disclosed in the WizardWorks Disclosure Schedule, such policies and binders are valid and enforceable in accordance with their terms and are in full force and effect.

     3.24 Ownership of Property. (a) Except (a) as disclosed in the WizardWorks Disclosure Schedule, (b) for liens for current Taxes not yet delinquent or (c) for liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, WizardWorks has good and marketable title to all of its property and assets used in its business and reflected as owned on the Financial Statements or so described in the Disclosure Schedule, in each case free and clear of all security interests, mortgages, liens, charges, claims, options and encumbrances. All real and personal property owned or leased of WizardWorks is generally in good repair and is operational and usable in the operations of WizardWorks, subject to ordinary wear and tear. WizardWorks is not in material violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, nor has it received any notice of violation with which it has not complied.

         (b) WizardWorks has good and marketable title to all of the properties and assets owned by WizardWare prior to the effectiveness of the May Merger, free and clear of all liens, charges, encumbrances and restrictions.

     3.25 Environmental Matters.

         (a) During the period that WizardWorks has leased its respective properties or owned or operated any facilities, it has not disposed, released, or participated in or authorized the release or threatened release of Hazardous Materials (as such term is hereinafter defined) on, from or under such properties or facilities. To the Best Knowledge of WizardWorks, there is not now nor has there ever been any presence, disposal, release or threatened release of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to WizardWorks having taken possession of any of such properties or facilities. For the purposes of this Agreement, the terms "disposal," "release," and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA"). For the purposes of this Agreement "Hazardous Materials" shall mean any petroleum or petroleum products, radioactive materials, asbestos-containing materials, radon gas and any other hazardous or toxic substance, material or waste which is or becomes prior to the Closing regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous materials," "toxic substance" or "hazardous chemical" the release of which would be a reportable event under any federal, state, foreign or local laws or regulations.

         (b) To the Best Knowledge of WizardWorks, none of the properties or facilities of WizardWorks is in violation of any federal, state, foreign or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition. During the time that WizardWorks has owned or leased its respective properties and facilities, neither WizardWorks nor any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials.

         (c) During the time that WizardWorks has owned or leased its properties and facilities, there has been no litigation brought or threatened against WizardWorks by, or any settlement reached by WizardWorks with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials, on from or under any of such properties or facilities.

     3.26 Interested Party Transactions. Except as disclosed in the WizardWorks Disclosure Schedule, no Stockholder, officer or director of WizardWorks or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act")) of any such person has had, either directly or indirectly, any interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to WizardWorks any goods, property, technology or intellectual or other property rights or services; or (ii) any contract or agreement to which WizardWorks is a party or by which it may be bound or affected.

     3.27 Disclosure. No representation or warranty made by WizardWorks or any of the Stockholders in this Agreement, nor any document, written information, statement, financial statement, certificate or exhibit prepared and furnished or to be prepared and furnished by WizardWorks or any of the Stockholders or its or his respective representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

     3.28 Restrictions on Business Activities. Except as set forth in the Disclosure Schedule, there is no agreement, judgment, injunction, order or decree binding upon WizardWorks or, as to any Stockholder, severally and not jointly, such Stockholder that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of WizardWorks, any acquisition of property by WizardWorks or the conduct of business by WizardWorks as currently conducted.

     3.29 Pooling Matters. Neither WizardWorks nor any of its affiliates has to the Best Knowledge of WizardWorks and based upon consultation with its independent auditors, taken or agreed to take any action that (without giving effect to this Agreement, the transactions contemplated hereby or actions related thereto, or any action taken or agreed to be taken by it or any of its affiliates) would affect the ability of GT to account for the business combination to be effected by the Merger as a pooling of interests. WizardWorks has not failed to bring to the attention of GT any actions or agreements or understandings, whether written or oral, to act that would be reasonably likely to prevent GT from accounting for the Merger as "pooling of interests."

     3.30 Securities Laws. (a) Each Stockholder represents, severally and not jointly, that the Shares being acquired by such Stockholder are being acquired for his own account pursuant to this Agreement and not for any other person or entity, and for investment only and with no intention of distributing or reselling (and such Stockholder will not distribute or resell) such Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of each of the Stockholders at all times to sell or otherwise dispose of all or any part of the Shares under an effective registration statement or applicable exemption from registration under the Securities Act and any applicable state securities law in accordance with the terms of this Agreement. Each Stockholder represents, severally and not jointly, that such Stockholder has no binding contract, undertaking, agreement or arrangement with any person to sell, transfer, or pledge to such person or anyone else the Shares to be received by such Stockholder, any material interest therein, or any material part thereof, and such Stockholder has no present plans to enter into any such contract, undertaking, agreement or arrangement.

         (b) Each Stockholder represents, severally and not jointly, that such Stockholder is an accredited investor as that term is defined in Rule 501 of the Securities Act. By reason of such Stockholder's business or financial experience, he is a sophisticated investor who has the capacity to protect his interest in connection with the transactions contemplated hereunder and has both appropriate knowledge and experience with the current business operations and prospects of GT and in financial and business matters to evaluate properly the merits and risks of the Shares and the related transactions contemplated hereunder.

         (c) Each Stockholder represents, severally and not jointly, that such Stockholder was not offered the Shares to be received by him by the publication of any advertisement or any form of general solicitation as referred to in Rule 502(c) of the Securities Act.

         (d) Each Stockholder represents, severally and not jointly, that such Stockholder has read this Agreement, the Transaction Documents and all other documents provided by GT in connection therewith and fully understands the terms under which the Shares are being distributed to him.

         (e) GT has made available to each of the Stockholders the opportunity to ask questions of and receive answers from GT concerning the terms and conditions under which Shares will be distributed to him and to obtain any additional information which GT possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished in connection with this Agreement or in response to any request.

         (f) Each of the Stockholders will not dispose of the Shares other than in accordance with the provisions of the Securities Act. When and if the Shares may be disposed of without registration under the Securities Act in reliance on Rule 144, such disposition may be made only in limited amounts in accordance with the terms and conditions of such Rule.

         (g) Each of the Stockholders agrees that, so long as required by law, certificates evidencing the Shares and any securities issued in exchange for or in respect thereof shall bear a legend to the following effect:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS."

4.   REPRESENTATIONS AND WARRANTIES OF GT AND GT SUB

     Except as set forth in Schedule 3 hereto (the "GT Disclosure Schedule"), GT and GT Sub hereby represent and warrant to WizardWorks that:

     4.1 Organization; Good Standing; Qualification and Power. Each of GT and GT Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is presently being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify or be in good standing would not have a Material Adverse Effect on GT and its subsidiaries, taken as a whole. The GT Disclosure Schedule sets forth a correct and complete list of each jurisdiction in which each of GT and GT Sub is duly qualified and in good standing to do business. GT has delivered to WizardWorks or its counsel complete and correct copies of the certificate or articles of incorporation and bylaws of each of GT and GT Sub, in each case as amended to the date of this Agreement.

     4.2 Capital Structure.

         (a) Stock and Options. The authorized capital stock of GT consists of 150,000,000 shares of GT Common Stock and 5,000,000 shares of Preferred Stock, $0.01 par value (the "GT Preferred Stock"). As of the date hereof, 59,304,639 shares of Common Stock are issued and outstanding and no shares of Preferred Stock are issued and outstanding. The GT Disclosure Schedule sets forth a description of the aggregate number of shares of GT Common Stock to be issued to certain other parties upon the exercise of outstanding stock options and warrants. All outstanding shares of GT Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. The Shares are duly authorized and upon their issuance in accordance with the terms of this Agreement, the Shares will be validly issued, fully paid and non-assessable and will be free and clear of any liens, encumbrances or claims of any kind by others.

         (b) No Other Commitments. Except for the options and warrants disclosed in Section 4.2(a) above, there are no options, warrants, calls, rights, commitments, conversion rights or agreements of any character to which GT is a party or by which GT is bound obligating GT to issue, deliver or sell, or offer to sell, or cause to be issued, delivered or sold or offer to sell any shares of capital stock of GT or securities convertible into or exchangeable for shares of capital stock of GT, or obligating GT to grant, extend or enter into any such option, warrant, call, right, commitment, conversion right or agreement. Except as disclosed in the GT Disclosure Schedule, there are no voting trusts or other agreements or understandings of which GT is a party with respect to the voting of the capital stock of GT.

     4.3 Authority.

         (a) Corporate Action. Each of GT and GT Sub has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement and the Agreement of Merger. The execution and delivery of this Agreement, the Agreement of Merger by GT and GT Sub and the consummation by GT and GT Sub of the Merger and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of GT and GT Sub. This Agreement, the Agreement of Merger, the Registration Rights Agreement and each of the Employment Agreements to which GT or GT Sub is a party have been duly executed and delivered by GT and GT Sub and are the valid and binding obligation of GT and GT Sub, enforceable against them in accordance with their terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

         (b) No Conflict. Neither the execution, delivery and performance of this Agreement, the Agreement of Merger, the Registration Rights Agreements nor the Employment Agreements, nor the consummation of the transactions contemplated hereby or thereby nor compliance with the provisions hereof or thereof will conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of GT or GT Sub under, any term, condition or provision of (x) the certificate of incorporation or bylaws of GT or GT Sub, (y) any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, or (z) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to GT or GT Sub or their respective properties or assets other than those that would not have a Material Adverse Effect.

         (c) Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained by GT or GT Sub in connection with the execution and delivery of this Agreement, the Agreement of Merger, the Registration Rights Agreement or the Employment Agreements, or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing of the Agreement of Merger with the Secretary of State of the State of Delaware, Minnesota, and appropriate documents with the relevant authorities of other states in which GT is qualified to do business; (ii) such filings, authorizations, orders and approvals as may be required under foreign laws and federal and state securities laws (all of which are listed in the GT Disclosure Schedule); (iii) where the failure to obtain such consents, approvals and the like, would not prevent or delay the consummation of the Merger or otherwise prevent GT or GT Sub from performing its obligations under this Agreement and would not have a Material Adverse Effect on GT and its subsidiaries, taken as a whole.

     4.4 Compliance with Applicable Laws. Except as disclosed in the GT Disclosure Schedule, the business of GT or GT Sub is not being conducted in violation of any law, ordinance, regulation, rule or order of any Governmental Entity where such violation would have a Material Adverse Effect on GT and its subsidiaries, taken as a whole. Except as disclosed in the GT Disclosure Schedule, GT or GT Sub has not been notified by any Governmental Entity that any investigations or review with respect to GT or GT Sub is pending or threatened, nor has any Governmental Entity notified GT or GT Sub of its intention to conduct the same. Each of GT and GT Sub has all material Permits from Governmental Entities required to conduct its business being conducted, except for those whose absence would not have a Material Adverse Effect on GT and its subsidiaries, taken as a whole. All of GT's Permits are in full force and effect and no violations thereunder have been recorded.

     4.5 Litigation. Except as disclosed in the GT Disclosure Schedule, there is no suit, action, arbitration, demand, claim or proceeding pending or, to the best knowledge of GT (the "Best Knowledge of GT"), threatened against GT or GT Sub; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against GT or GT Sub that, (i) individually or in the aggregate, could have a Material Adverse Effect on GT and its subsidiaries, taken as a whole, or (ii) have an adverse effect on the ability of GT or GT Sub to perform its obligations hereunder, under the Agreement of Merger, the Registration Rights Agreement and the Employment Agreements and under any documents contemplated hereby or thereby. No injunction, writ, temporary restraining order, decree or order of any nature has been issued by any court or other Governmental Entity against GT or GT Sub purporting to enjoin or restrain the execution, delivery or performance of this Agreement, the Agreement of Merger and each of the Employment Agreements or any documents contemplated hereby or thereby. GT has delivered to WizardWorks or its counsel correct and complete copies of all correspondence prepared by its counsel for GT's auditors in connection with the last three completed audits of GT's financial statements and any such correspondence since the date of the last such audit.

     4.6 Absence of Certain Changes or Events. Except as disclosed in the GT Disclosure Schedule, since March 31, 1995, ("the GT Balance Sheet Date"), there has not occurred any change in the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of GT that could reasonably constitute a Material Adverse Effect.

     4.7 Fees and Expenses. Neither GT nor GT Sub has paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.

     4.8 Disclosure. No representation or warranty made by GT or GT Sub in this Agreement, nor any document, written information, statement, financial statement, certificate or exhibit prepared and furnished or to be prepared and furnished by GT or GT Sub or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

     4.9 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon GT or GT Sub that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of GT or GT Sub, any acquisition of property by GT or the conduct of business by GT or GT Sub as currently conducted.

     4.10 SEC Documents. GT has furnished to WizardWorks and each Stockholder a complete copy of (i) GT's Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 1995 (the "Annual Report"), (ii) GT's Quarterly Report to Stockholders on Form 10-Q for the quarter ended March 31, 1996, and
(iii) GT's Registration Statement (the "Registration Statement") (including any amendments or supplements thereto) on Form S-1 (File No. 33-98448) filed with the Securities and Exchange Commission, together with the final prospectus of GT, dated December 14, 1995 included therein (the "Prospectus"). The Prospectus and the Annual Report, at the respective time each such document was issued, (a) complied as to form in all material respects with the rules and regulations of the Securities and Exchange Commission under the Securities Act and the Securities Exchange Act of 1934, as amended, respectively; and (b) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.   WIZARDWORKS AND STOCKHOLDERS' COVENANTS

     5.1 Advice of Changes. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, WizardWorks and any of the Stockholders will promptly advise GT in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of WizardWorks and any of the Stockholders contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate, (b) of any Material Adverse Effect on WizardWorks and (c) of any breach by WizardWorks of any covenant or agreement contained in the Transaction Documents. To ensure compliance with this Section 5.1, WizardWorks shall deliver to GT as soon as practicable but in any event within thirty (30) days after the end of each monthly accounting period ending after the date of this Agreement and before the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, an unaudited consolidated balance sheet, statement of operations and statement of cash flows for

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

WizardWorks, which financial statements shall be prepared in the ordinary course of business, in accordance with WizardWorks' books and records and generally accepted accounting principles and shall fairly present the consolidated financial position of WizardWorks as of their respective dates and the results of WizardWorks' operations for the periods then ended.

     5.2 Maintenance of Business. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, WizardWorks will use its diligent commercial efforts to carry on and preserve its business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If WizardWorks or any of the Stockholders becomes aware of any deterioration in the relationship with any customer, supplier or key employee, it will promptly bring such information to the attention of GT in writing and will exert its best efforts to restore the relationship.

     5.3 Conduct of Business. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, WizardWorks and each of the Stockholders will continue to conduct the business of WizardWorks and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of GT:

         (a) borrow any money except for amounts that are not in the aggregate material to the financial condition of WizardWorks;

         (b) enter into any material transaction not in the ordinary course of its business;

         (c) encumber or permit to be encumbered any of its assets except in the ordinary course of its business;

         (d) dispose of any of its assets except in the ordinary course of business consistent with past practice;

         (e) enter into any material lease or contract for the purchase or sale or license of any property, real or personal, except in the ordinary course of business consistent with past practice;

         (f) fail to maintain its equipment and other assets in good working condition and repair in all material respects according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

         (g) pay (or make any oral or written commitments or representations to pay) any bonus, increased salary or special remuneration to any director, officer, employee or consultant (except for normal salary increases consistent with past practices not to exceed 10% per year and except pursuant to existing arrangements previously disclosed to GT) or enter into or vary the terms of any employment, consulting or severance agreement with any such person, pay any severance or termination pay (other than payments made in accordance with plans or agreements existing on the date hereof), grant any stock option or issue any restricted stock, or enter into or modify any agreement or Employee Benefit Plan (except as required by applicable law) or increase benefits of the type described in Section 3.9;

         (h) change accounting methods;

         (i) amend or terminate any contract, agreement or license to which it is a party except those amended or terminated in the ordinary course of its business, consistent with past practice, and which are not material in amount or effect;

         (j) lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice, not material in amount and documented by receipts for the claimed amounts;

         (k) waive or release any right or claim except for the waiver or release of non-material claims in the ordinary course of business, consistent with past practice;

         (l) issue or sell any shares of its capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities or other commitments to issue shares of capital stock, or accelerate the vesting of any outstanding security;

         (m) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization or agreement affecting the number or rights of outstanding shares of its capital stock of any class affecting any other of its securities;

         (n) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practice;

         (o) merge, consolidate or reorganize with, or acquire any entity;

         (p) amend its Certificate of Incorporation or Bylaws;

         (q) license any WizardWorks IP Rights except in the ordinary course of business consistent with past practice;

         (r) agree to any audit assessment by any Tax authority;

         (s) change any insurance coverage or issue any certificates of insurance;

         (t) except as required by law, propose or agree to any changes to any Employee Benefit Plan that would cause an increase in benefits under any such Employee Benefit Plan (or the creation of new benefits) or change any employee coverage which would cause an increase in the expense of maintaining any such Plan; or

         (u) agree to do, or enter into negotiations with respect to, any of the things described in the preceding clauses in this Section 5.3.

     5.4 WizardWorks Affiliate Agreements. To ensure that the Merger will be accounted for as a "pooling of interests," and to enable the parties' respective tax counsel to render their tax opinions, WizardWorks Affiliates have concurrently signed and delivered to GT the WizardWorks Affiliates Agreements in the form of Exhibit 5.4 (the "WizardWorks Affiliate Agreements") agreeing that such persons will make no disposition of the Shares from the date hereof until GT shall have publicly released its first report of quarterly financial statements that include the combined financial results of WizardWorks and GT for a period of at least 30 days of combined operations, and agreeing to certain other restrictions as set forth in the WizardWorks Affiliate Agreements. An "Affiliate" shall have the meaning referred to in Rule 145 promulgated under the Securities Act.

     5.5 Regulatory Approvals. WizardWorks and each of the Stockholders will promptly execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or which GT may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. WizardWorks and each of the Stockholders will use their best efforts to promptly obtain all such authorizations, approvals and consents.

     5.6 Necessary Consents. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, WizardWorks and each of the Stockholders will use their best efforts to obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 5.4 to facilitate the consummation of the transactions contemplated hereby and to allow GT to carry on WizardWorks' business after the Effective Time.

     5.7 Access to Information. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, WizardWorks and each of the Stockholders will, subject to restrictions contained in confidentiality agreements to which WizardWorks and GT are subject, allow GT and its agents reasonable access to the files, books, records and offices of WizardWorks, including, without limitation, any and all information relating to WizardWorks' Taxes, commitments, contracts, leases, licenses and real, personal and intangible property and financial condition. WizardWorks will cause WizardWorks' accountants to cooperate with GT and its agents in making available to GT all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all Tax returns and financial statements prepared or audited by such accountants. GT shall keep such information confidential in accordance with the terms of the confidentiality letter dated March 23, 1996, between WizardWorks and GT.

     5.8 Satisfaction of Conditions Precedent. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, WizardWorks and each of the Stockholders will use their best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Section 9, and WizardWorks and each of the Stockholders will use their best efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated.

     5.9 No Other Negotiations. From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, WizardWorks and each of the Stockholders shall not,
directly  or  indirectly,   (a)  solicit,  initiate  discussions  or  engage  in
negotiations with any person (whether such negotiations are initiated by WizardWorks or any of the Stockholders or otherwise) or take any other action intended or designed to facilitate the efforts of any person, other than GT, relating to the possible acquisition of WizardWorks (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets (with any such efforts by any such person, including a firm proposal to make such an acquisition, to be referred to as "Acquisition Proposal"), (b) provide non-public information with respect to WizardWorks to any person, other than GT, or (c) enter into an agreement with any person, other than GT, providing for a possible Acquisition Proposal. If
WizardWorks or any of the Stockholders receives any unsolicited offer or proposal to enter negotiations relating to an Acquisition Proposal, WizardWorks shall immediately notify GT thereof, including information as to the identity of the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be. Notwithstanding the foregoing, neither WizardWorks nor the Stockholders shall have any continuing obligation under this
Section 5.9 subsequent to May 31, 1996.

6.   GT AND GT SUB COVENANTS

     6.1 Advice of Changes. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, GT will promptly advise WizardWorks in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of GT or GT Sub contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) of any Material Adverse Effect on GT and its subsidiaries, taken as a whole, and (c) of any breach by GT or GT Sub of any covenant or agreement contained in this Agreement or the Agreement of Merger.

     6.2 Regulatory Approvals. GT will promptly execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign which may be reasonably required, or which WizardWorks may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. GT will use its best efforts to promptly obtain all such authorizations, approvals and consents.

     6.3 Necessary Consents. During the term of this Agreement, GT will use its best efforts to obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 6.4 to facilitate the consummation of the transactions contemplated hereby.

     6.4 Satisfaction of Conditions Precedent. During the term of this Agreement, GT will use its best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article 8, and GT will use its best efforts to cause the

Merger and the other transactions contemplated by this Agreement to be consummated.

     6.5 Outstanding Indebtedness. Within 30 days after the Closing Date, GT agrees to either (i) obtain the release of the personal guarantees given by any of the Stockholders as set forth on the WizardWorks Disclosure Schedule; or (ii) repay the obligations of such Stockholders as set forth on the WizardWorks Disclosure Schedule.

7.   CLOSING AND CLOSING DELIVERIES

     7.1 The Closing. Subject to the termination of this Agreement as provided in Article 10 hereof, the consummation of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, New York 10022, on or before June 24, 1996, at a time to be mutually agreed upon by the parties, unless another place, time and date is mutually selected by WizardWorks and GT (the "Closing Date"). Concurrently with the Closing, the Agreement of Merger will be filed in the offices of the Secretary of State of the States of Delaware and Minnesota.

8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF WIZARDWORKS AND THE STOCKHOLDERS

     The obligations of WizardWorks and each of the Stockholders hereunder are subject to the fulfillment or satisfaction on or before the Closing, of each of the following conditions (any one or more of which may be waived by the Stockholders, but only in a writing signed by the Stockholders):

     8.1 Accuracy of Representations and Warranties. The representations and warranties of GT and GT Sub set forth in Article 4 (as qualified by the GT Disclosure Schedule) shall be true and accurate in every material respect on and as of the Closing Date with the same force and effect as if they had been made at the Closing, and WizardWorks shall receive a certificate to such effect executed by GT's Chief Executive Officer and Chief Financial Officer.

     8.2 Covenants. Each of GT and GT Sub shall have performed and complied in all material respects with all of its covenants required to be performed by it under this Agreement or the Agreement of Merger on or before the Closing, and WizardWorks shall receive a certificate to such effect signed by GT's Chief Executive Officer and Chief Financial Officer.

     8.3 Absence of Material Adverse Change. There shall not have been any material adverse change in the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of GT and its subsidiaries, taken as a whole.

     8.4 Compliance with Law. There shall be no order, decree or ruling by any governmental agency or threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which would prohibit or render illegal the transactions contemplated by this Agreement.

     8.5 Government Consents. There shall have been obtained on or before the Closing such material permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws.

     8.6 Opinion of GT's Counsel. WizardWorks shall have received from Kramer, Levin, Naftalis & Frankel, counsel to GT, an opinion in the form of Exhibit 8.6 hereto.

     8.7 Board of Director and Stockholder Approvals. The principal terms of this Agreement and the Merger shall have been approved and adopted by the Board of Directors of GT in accord- ance with applicable law and GT's Certificate of Incorporation and Bylaws. The principal terms of this Agreement and the Merger shall have been adopted by the Board of Directors of GT Sub and its stockholders in accordance with applicable law and GT Sub's Certificate of Incorporation and Bylaws.

     8.8 No Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Federal or state court and remain in effect, nor shall any proceeding seeking any of the foregoing be pending.

9.   CONDITIONS PRECEDENT TO OBLIGATIONS OF GT AND GT SUB

     The obligations of GT and GT Sub hereunder are subject to the fulfillment or satisfaction on or before the Closing, of each of the following conditions (any one or more of which may be waived by GT and GT Sub, but only in a writing signed by GT and GT Sub):

     9.1 Accuracy of Representations and Warranties. The representations and warranties of WizardWorks and each of the Stockholders set forth in Article 3 shall be true and accurate in every material respect on and as of the Closing Date with the same force and effect as if they had been made at the Closing, and GT and GT Sub shall receive a certificate to such effect executed by each of the Stockholders and WizardWorks' Chief Executive Officer and Chief Financial Officer.

     9.2 Covenants. WizardWorks and each of the Stockholders shall have performed and complied in all material respects with all of its and his covenants required to be performed by it or him under this Agreement or the Agreement of Merger on or before the Closing, and GT and GT Sub shall receive a certificate to such effect signed by each of the Stockholders and WizardWorks' Chief Executive Officer and Chief Financial Officer.

     9.3 Absence of Material Adverse Change. There shall not have been any material adverse change since the Balance Sheet Date in the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of WizardWorks.

     9.4 Compliance with Law. There shall be no order, decree or ruling by any governmental agency or threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which would prohibit or render illegal the transactions contemplated by this Agreement.

     9.5 Government Consents. There shall have been obtained on or before the Closing such material permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws.

     9.6 Opinion of WizardWorks' Counsel. GT and GT Sub shall have received from Doherty, Rumble & Butler Professional Association, counsel to WizardWorks and each of the Stockholders, an opinion in the form of Exhibit 9.6 hereto.

     9.7 Documents. GT and GT Sub shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by GT's legal counsel to provide for the continuation in full force and effect of any and all material contracts and leases of WizardWorks and for WizardWorks to consummate the transactions contemplated hereby.

     9.8 No Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Federal or state court and remain in effect, nor shall any proceeding seeking any of the foregoing be pending.

     9.9  Registration  Rights  Agreement,   Employment   Agreement,   Invention
Agreement, Escrow Agreement and Noncompetition

Agreement. Each of Robert J. Armstrong and Paul D. Rinde shall have entered into a Registration Rights Agreement, an Employment Agreement, an Invention Agreement and a Noncompetition Agreement in the forms of Exhibits 9.9(a), (b), (c) and
(d), the representative of the Stockholders shall have entered into an Escrow Agreement in the form of Exhibit 9.9(e) and the employees identified on Schedule
3.1 shall have each entered into a NonCompetition Agreement and an Invention Agreement in the form satisfactory to GT.

     9.10 Bank Debt. As of the date of Closing, WizardWorks shall have no indebtedness to any bank or financial institution other than as set forth in
Section 3.15 of the WizardWorks Disclosure Schedule.

     9.11 Pooling Opinion. Each of GT and GT Sub shall have received from Arthur Andersen, LLP, an opinion, in form and substance satisfactory to GT, that the Merger will be treated as a "pooling of interests" for accounting purposes.

10.  TERMINATION OF AGREEMENT

     10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of WizardWorks:

         (a) by mutual agreement of WizardWorks and GT;

         (b) by either party, if all the conditions for Closing the Merger shall not have been satisfied or waived on or before the Final Date (as such term is hereinafter defined) other than as a result of a breach of this Agreement by the terminating party; or

         (c) by either party, if a permanent injunction or other order by any Federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Merger shall have been issued and shall have become final and nonappealable.

         (d) by WizardWorks or GT, (i) if any representation or warranty of GT or Wizardworks, respectively, set forth in this Agreement shall be untrue when made, or (ii) upon a breach of any covenant or agreement on the part of GT or WizardWorks, respectively, set forth in this Agreement, such that the conditions set forth in Section 8.01 or 8.02, or Section 9.01 or 9.02, as the case may be, would not be satisfied (either (i) or (ii) above being a "Terminating Breach"), provided, that, if such Terminating Breach is curable prior to June 24, 1996 by WizardWorks or GT, as the case may be, through the exercise of its reasonable best efforts and for so long as WizardWorks or GT, as the case may be, continues to exercise such reasonable best efforts, neither WizardWorks nor GT, respectively, may terminate this Agreement under this
Section 10.1(d); or

         (e) by GT, if any representation or warranty of WizardWorks shall have become untrue such that the condition set forth in Section 9.1 would not be satisfied, or by WizardWorks, if any representation or warranty of GT shall have become untrue such that the condition set forth in Section 8.1 would not be satisfied, in either case other than by reason of a Terminating Breach; or

         As used herein, the Final Date shall be June 30, 1996, except that if a temporary, preliminary or permanent injunction or other order by any Federal or state court which would prohibit or otherwise restrain consummation of the Merger shall have been issued and shall remain in effect on such date, and such injunction shall not have become final and nonappealable, either party, by giving the other written notice thereof on or prior to such date, may extend the time for consummation of the Merger up to and including the earlier of the date such injunction shall become final and non-appealable or 45 days after such date, so long as such party shall, at its own expense, use its best efforts to have such injunction dissolved.

     10.2 Notice of Termination. Any termination of this Agreement under Section
10.1 above will be effective by the delivery of written notice of the terminating party to the other party hereto.

     10.3 Effect of Termination. In the case of any termination of this Agreement as provided in this Article 10, this Agreement shall be of no further force and effect (except as provided in Article 12) and nothing herein shall relieve any party from liability for any breach of this Agreement.

11.  INDEMNITY

     11.1 Survival; Indemnity. The representations and warranties of the parties set forth in this Agreement shall survive the date of the Closing until the first anniversary of the date of the Closing. No party shall have any claim or right of recovery for any breach of a representation or warranty or covenant or agreement unless (x) written notice is given in good faith by that party to the other party of the representation, warranty, covenant or agreement pursuant to which the claim is made or right of recovery is sought, setting forth in reasonable detail the specific breach of the representation, warranty, covenant or agreement, the amount of the claim being made and the basis for that amount and (y) in the case of any representation, warranty, covenant or agreement for which the last date of the survival thereof is specified in the preceding sentence, such notice is given prior to such date. After the Closing, the sole and exclusive remedy of any party for any breach or inaccuracy of any representation or warranty by the other party or parties shall be the indemnities contained in this Article 11, which shall survive the Closing.

     11.2 Indemnification by the Stockholders. Each of the Stockholders, jointly and severally, agree to indemnify GT and its officers, directors, stockholders, employees, affiliates, attorneys, accountants and agents (the "GT Parties"), and hold them harmless from, any and all damages, losses, liabilities and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding brought against the GT Parties) incurred or suffered by the GT Parties arising out of any breach of any representation, warranty, covenant or agreement of WizardWorks or such Stockholder set forth in this Agreement. Notwithstanding the foregoing, (a) the Stockholders shall have no liability under this Section 11.2 unless and until the aggregate amount of all claims by the GT Parties arising out of one or more breaches of representations, warranties, covenants or agreements by WizardWorks or any of the Stockholders exceed $100,000 in the aggregate, in which case the Stockholders shall be liable for all amounts in excess of $100,000; and (b) all indemnification claims arising under this Section 11.2 shall be limited to $20,000,000.

     11.3  Indemnification  by GT.  GT  agrees  to  indemnify  the  Stockholders against, and to hold the Stockholders harmless from, any and all damages, losses, liabilities and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding brought against the Stockholders) incurred or suffered by the Stockholders arising out of any breach of any representation, warranty, covenant or agreement of GT or GT Sub set forth in this Agreement. Notwithstanding the foregoing, (a) GT or GT Sub shall have no liability under this Section 11.3 unless and until the aggregate amount of all claims by the Stockholders arising out of one or more breaches of representations, warranties, covenants or agreements by GT or GT Sub exceeds $100,000 in the aggregate in which case GT shall be liable for all amounts in excess of $100,000; and (b) all indemnification claims arising under this
Section 11.3 shall be limited to $20,000,000.

     11.4 Procedure for Claims Involving Litigation or Other Proceedings. A party seeking indemnification under this Article 11 (an "indemnified party") shall give prompt notice to the party from whom indemnification is sought (the "indemnifying party") of the assertion of any claim, or the commencement of any action, suit or proceeding, in respect of which indemnity may be sought hereunder and will give the indemnifying party such information with respect thereto as the indemnifying party may reasonably request, but no failure to give such notice shall relieve the indemnifying party of any liability hereunder (except to the extent the indemnifying party has suffered actual prejudice thereby). The indemnifying party may, at its expense, participate in or assume the defense of any such action, suit or proceeding. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and, subject to the final sentence of each of Sections 11.2 and
11.3 the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iii) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. Whether or not the indemnifying party chooses to defend or prosecute any claim involving a third party, all the parties shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and
appeals,  as  may  be  reasonably   requested  in  connection   therewith.   The
indemnifying  party  shall  not be  liable  under  this  Section  11.4  for  any
settlement,   effected   without  its  consent,   which  consent  shall  not  be
unreasonably withheld, of any claim, suit or proceeding in respect of which indemnity may be sought hereunder. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the indemnified party from all liability arising out of such claim, action, suit or proceeding. No settlement which involves injunctive relief or affects the indemnified party shall be settled by the indemnifying party without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld.

12.  MISCELLANEOUS

     12.1 Governing Law. The laws of the State of New York (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties hereto. All actions and proceedings relating directly or indirectly to this Agreement shall be litigated in any state court or Federal court located in New York, New York. The parties hereto expressly consent to the jurisdiction of any such court and to venue therein.

     12.2 Assignment; Binding Upon Successors and Assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legatees, distributees and permitted assigns.

     12.3 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

     12.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

     12.5 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     12.6 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The Agreement may be amended by the parties hereto at any time before or after its approval by the stockholders of WizardWorks or GT as the stockholder of GT Sub, but, after such approval, no amendment will be made which by applicable law requires the further approval of the stockholder of WizardWorks or GT as the stockholder of GT Sub without obtaining such further approval.

     12.7 Expenses. Each of WizardWorks and GT will bear its respective expenses and legal fees incurred with respect to this Agreement, and the transactions contemplated hereby.

     12.8 Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                        If to WizardWorks to:

                                    WizardWorks Group, Inc.
                                    3850 Annapolis Lane
                                    Suite 100
                                    Minneapolis, Minnesota 55447
                                    Attention:  Robert J. Armstrong
                                    Telecopier:  (612) 559-5126

                        With a copy to:

                                    Doherty, Rumble & Butler
                                    3500 Fifth Street Towers
                                    150 South Fifth Street
                                    Minneapolis, Minnesota 55402
                                    Attention:  Francis V. Vargas III
                                    Telecopier:  (612) 340-5584

                        And if to GT to:

                                    GT Interactive Software Corp.
                                    16 East 40th Street
                                    New York, New York  10016
                                    Attention:  Ron Chaimowitz
                                    Telecopier:  (212) 679-6850

                        With a copy to:

                                    Kramer, Levin, Naftalis & Frankel
                                    919 Third Avenue
                                    New York, New York  10022
                                    Attention:  David P. Levin
                                    Telecopier:  (212) 715-8000

                        If to GT Sub to:

                                    GT Acquisition Sub, Inc.
                                    16 East 40th Street
                                    New York, New York 10016
                                    Attention:  Ron Chaimowitz
                                    Telecopier:  (212) 679-6850

                        With a copy to:

                                    Kramer, Levin, Naftalis & Frankel
                                    919 Third Avenue
                                    New York, New York  10022
                                    Attention:  David P. Levin
                                    Telecopier:  (212) 715-8000

                        And if to the Stockholders to the respective address set forth on Schedule 1 with a copy to:

                                    Doherty, Rumble & Butler
                                    3500 Fifth Street Towers
                                    150 South Fifth Street
                                    Minneapolis, Minnesota 55402
                                    Attention:  Francis V. Vargas III
                                    Telecopier:  (612) 340-5584

     All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the party receiving such copy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized overnight courier, on the business day following dispatch, and (d) in the case of mailing, on the third business day following such mailing.

     12.9 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

     12.10 No Joint Venture. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

     12.11 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     12.12 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, expect as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

     12.13 Public Announcement. The parties shall cooperate with respect to any public announcement relating to the transactions contemplated hereby; and neither party will issue any public statement announcing such transaction without the prior consent of the others, except as such party in good faith (based upon advise of counsel) believes is required by law and following notice to the other party.

     12.14 Entire Agreement. This Agreement, the exhibits hereto and the documents referred to herein and therein constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto, other than confidentiality letter entered into among the parties hereto, dated March 23, 1996 which shall remain in full force and effect. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Reorganization as of the date first above written.

GT INTERACTIVE SOFTWARE CORP.                WIZARDWORKS GROUP, INC.



By: /s/ RONALD CHAIMOWITZ                    By: /s/ ROBERT J. ARMSTRONG
    ---------------------                        -----------------------
   Name:   Ronald Chaimowitz                   Name:  Robert J. Armstrong
   Title:  President and Chief                 Title: President and Treasurer
           Executive Officer


GT ACQUISITION SUB, INC.                     THE STOCKHOLDERS:



By: /s/ RONALD CHAIMOWITZ                    By: /s/ ROBERT J. ARMSTRONG
    ---------------------                        -----------------------
   Name:   Ronald Chaimowitz                    Name: Robert J. Armstrong
   Title: President


                                             By: /s/ PAUL D. RINDE
                                                 -----------------------
                                                Name: Paul D. Rinde



                                             By: /s/ W. TERRY OLSON
                                                 -----------------------
                                                Name: W. Terry Olson

                                TABLE OF CONTENTS


                                                                            Page

RECITALS    ................................................................ 1

1.  DEFINITIONS............................................................. 1

2.  PLAN OF REORGANIZATION.................................................. 6
    2.1    The Merger....................................................... 6
           (a)         Capital Stock of GT Sub.............................. 6
           (b)         Conversion of Shares................................. 7
    2.2    Effects of the Merger............................................ 7
    2.3    Reorganization................................................... 8
    2.4    Pooling of Interests............................................. 8
    2.5    Exchange of Certificates......................................... 8
           (a)         Surrender............................................ 8
           (b)         No Further Ownership Rights in WizardWorks
                       Common Stock......................................... 8
    2.6    Lost, Stolen or Destroyed Certificates........................... 8
    2.7    Escrow of Shares................................................. 9

3.  REPRESENTATIONS AND WARRANTIES OF WIZARDWORKS AND THE
    STOCKHOLDERS............................................................ 9
    3.1    Organization; Good Standing; Qualification and
           Power. .......................................................... 9
    3.2    Capital Structure................................................10
           (a)         Stock and Options....................................10
           (b)         Title to the WizardWorks Common Stock................10
           (c)         No Other Commitments.................................10
    3.3    Authority........................................................11
           (a)         Corporate Action.....................................11
           (b)         No Conflict..........................................11
           (c)         Governmental Consents................................12
    3.4    Financial Statements.............................................13
    3.5    Compliance with Applicable Laws..................................13
    3.6    Litigation.......................................................13
    3.7    Title to Properties.  ...........................................14
    3.8    Subsidiaries.....................................................14
    3.9    Employee Benefit Plans and Employment Matters....................14
    3.10   Absence of Undisclosed Liabilities...............................17
    3.11   Absence of Certain Changes or Events.............................18
    3.12   Agreements.......................................................19
    3.13   Trade Relations..................................................20
    3.14   No Defaults......................................................21
    3.15   Outstanding Borrowings...........................................21
    3.16   Taxes............................................................21
    3.17   Intellectual Property............................................23
    3.18   Products and Distribution........................................25
    3.19   Development Tools................................................26

    3.20   Inventory and Returns............................................26
    3.21   Receivables and Payables.........................................27
    3.22   Fees and Expenses................................................27
    3.23   Insurance........................................................27
    3.24   Ownership of Property............................................27
    3.25   Environmental Matters............................................28
    3.26   Interested Party Transactions....................................29
    3.27   Disclosure.......................................................29
    3.28   Restrictions on Business Activities..............................29
    3.29   Pooling Matters..................................................29
    3.30   Securities Laws..................................................30

4.  REPRESENTATIONS AND WARRANTIES OF GT AND GT SUB.........................31
    4.1    Organization; Good Standing; Qualification and
           Power............................................................31
    4.2    Capital Structure................................................31
           (a)         Stock and Options....................................32
           (b)         No Other Commitments.................................32
    4.3    Authority........................................................32
           (a)         Corporate Action.....................................32
           (b)         No Conflict..........................................33
           (c)         Governmental Consents................................33
    4.4    Compliance with Applicable Laws..................................33
    4.5    Litigation.......................................................34
    4.6    Absence of Certain Changes or Events.............................34
    4.7    Fees and Expenses................................................34
    4.8    Disclosure.......................................................34
    4.9    Restrictions on Business Activities..............................35
    4.10   SEC Documents....................................................35

5.  WIZARDWORKS AND STOCKHOLDERS' COVENANTS.................................35
    5.1    Advice of Changes................................................35
    5.2    Maintenance of Business..........................................36
    5.3    Conduct of Business..............................................36
    5.4    WizardWorks Affiliate Agreements.................................38
    5.5    Regulatory Approvals.............................................38
    5.6    Necessary Consents...............................................39
    5.7    Access to Information............................................39
    5.8    Satisfaction of Conditions Precedent.............................39
    5.9    No Other Negotiations............................................39

6.  GT AND GT SUB COVENANTS.................................................40
    6.1    Advice of Changes................................................40
    6.2    Regulatory Approvals.............................................40
    6.3    Necessary Consents...............................................40
    6.4    Satisfaction of Conditions Precedent.............................40
    6.5    Outstanding Indebtedness.........................................41

7.  CLOSING AND CLOSING DELIVERIES..........................................41
    7.1    The Closing......................................................41

8.  CONDITIONS PRECEDENT TO OBLIGATIONS OF WIZARDWORKS AND
    THE STOCKHOLDERS........................................................41
    8.1    Accuracy of Representations and Warranties.......................41
    8.2    Covenants........................................................41
    8.3    Absence of Material Adverse Change...............................41
    8.4    Compliance with Law..............................................42
    8.5    Government Consents..............................................42
    8.6    Opinion of GT's Counsel..........................................42
    8.7    Board of Director and Stockholder Approvals......................42
    8.8    No Legal Action..................................................42

9.  CONDITIONS PRECEDENT TO OBLIGATIONS OF GT AND GT SUB....................42
    9.1    Accuracy of Representations and Warranties.......................42
    9.2    Covenants........................................................43
    9.3    Absence of Material Adverse Change...............................43
    9.4    Compliance with Law..............................................43
    9.5    Government Consents..............................................43
    9.6    Opinion of WizardWorks' Counsel..................................43
    9.7    Documents........................................................43
    9.8    No Legal Action..................................................43
    9.9    Registration Rights Agreement, Employment
           Agreement, Invention Agreement, Escrow Agreement
           and Noncompetition Agreement.....................................44
    9.10   Bank Debt........................................................44
    9.11   Pooling Opinion..................................................44

10. TERMINATION OF AGREEMENT................................................44
    10.1   Termination......................................................44
    10.2   Notice of Termination............................................45
    10.3   Effect of Termination............................................45

11. INDEMNITY...............................................................45
    11.1   Survival; Indemnity..............................................45
    11.2   Indemnification by the Stockholders..............................46
    11.3   Indemnification by GT............................................46
    11.4   Procedure for Claims Involving Litigation or
           Other Proceedings................................................46

12. MISCELLANEOUS...........................................................47
    12.1   Governing Law....................................................47
    12.2   Assignment; Binding Upon Successors and Assigns..................48
    12.3   Severability.....................................................48
    12.4   Counterparts.....................................................48
    12.5   Other Remedies...................................................48
    12.6   Amendment and Waivers............................................48
    12.7   Expenses.........................................................49
    12.8   Notices..........................................................49
    12.9   Construction of Agreement........................................51
    12.10  No Joint Venture.................................................51
    12.11  Further Assurances...............................................51
    12.12  Absence of Third Party Beneficiary Rights........................51

    12.13  Public Announcement..............................................52
    12.14  Entire Agreement.................................................52


                                      -iv-